UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2006

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification to Rights of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Exhibit 4.1
Exhibit 99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On August 4, 2006, Mobility Electronics, Inc. (the “Company”) and Computershare Trust Company, Inc. (the “Rights Agent”), amended the Rights Agreement, dated as of June 11, 2003 by and between the Company and the Rights Agent (the “Rights Agreement”), by executing Amendment No. 1 to Rights Agreement (“Amendment No. 1”). Amendment No. 1 amends the definition of “Acquiring Person” set forth in Section 1(a) of the Rights Agreement to increase the threshold of Common Stock ownership required for Adage Capital Partners GP, L.L.C. and its affiliates (“Adage”) to be deemed an “Acquiring Person” from 15% to 20%.
     The Board of Directors of the Company approved Amendment No. 1 following a request by Adage, the Company’s largest stockholder, that the Company consider raising the threshold to permit Adage to have the ability to acquire more than 15% of the Company’s common stock without becoming an “Acquiring Person” under the Rights Agreement.
     The Rights Agreement was filed as Exhibit No. 4.1 to Registration Statement on Form 8-K filed with the Securities and Exchange Commission on June 19, 2003, and is incorporated by reference herein. Amendment No. 1 is attached hereto as Exhibit 4.1 and incorporated by reference herein.
Item 3.03. Material Modification to Rights of Security Holders.
     See the description set forth under “Item 1.01 Entry into a Material Definitive Agreement,” which is incorporated by reference into this Item 3.03.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

4.1	Amendment No. 1 to Rights Agreement dated as of August 4, 2006, by and between Mobility Electronics, Inc. and Computershare Trust Company, Inc.

99.1	Press Release, dated August 4, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: August 4, 2006	By:	/s/ Joan W. Brubacher
		Name:	Joan W. Brubacher
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

4.1	Amendment No. 1 to Rights Agreement dated as of August 4, 2006, by and between Mobility Electronics, Inc. and Computershare Trust Company, Inc.

99.1	Press Release, dated August 4, 2006.